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                                                                    EXHIBIT 99.1


NEWS BULLETIN
FROM:
                                                           907 WEST FIFTH STREET
[DT INDUSTRIES LOGO]                                           DAYTON, OH  45407

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FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FINANCIAL RELATIONS BOARD
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     LFORTUNA@FINANCIALRELATIONSBOARD.COM
(937) 586-5600                              (312) 266-7800


FOR IMMEDIATE RELEASE
TUESDAY, JANUARY 20, 2004

DT INDUSTRIES ANNOUNCES SALE OF CONVERTING TECHNOLOGIES DIVISION

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DAYTON, OH, JANUARY 20, 2004 -- DT INDUSTRIES, INC. (NASDAQ: DTII), a designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, announced today that, on January 16, 2004, it sold substantially all of the assets of its Converting Technologies division to Sencorp, Inc. The Company used the net cash proceeds from the sale of approximately $6.0 million to reduce debt and satisfy payment obligations owed to its senior lenders. The Company also stated that it is in continuing negotiations with its senior lenders on a forbearance agreement relating to its previously-announced payment default.



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